                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER or ARNOLD H. KAPLAN or JAMES H. AGGER, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign Form S-8 Registration Statements and amendments thereto pertaining to interests in and/or Common Stock issued under the Air Products and Chemicals, Inc. Long-Term Incentive Plan, Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan, the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan, the Air Products PLC (formerly Air Products Limited) UK Savings-Related Share Option Scheme, and the 1996 Employee Stock Option Award, which may be required in connection with (i) the registration of interests in and/or Common Stock for issuance under such plans as may be necessary from time to time in accordance with the provisions of such plans, (ii) amendments to said plans heretofore or hereafter approved by the Board or the Management Development and Compensation Committee of the Board or by Air Products PLC or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                   TITLE                                DATE

        /s/ Harold A. Wagner           Director, Chairman of the Board, Chief       November 16, 1995
-----------------------------------    Executive Officer and Employee Benefit
          Harold A. Wagner             Plans Committee Member
                                       (Principal Executive Officer)



         /s/ Dexter F. Baker           Director                                     November 16, 1995
-----------------------------------
           Dexter F. Baker


         /s/ Tom H. Barrett            Director                                     November 16, 1995
-----------------------------------
           Tom H. Barrett

       /s/ L. Paul Bremer, III         Director                                     November 16, 1995
-----------------------------------
         L. Paul Bremer, III


        /s/ Will M. Caldwell           Director                                     November 16, 1995
-----------------------------------
          Will M. Caldwell


          /s/ Robert Cizik             Director                                     November 16, 1995
-----------------------------------
            Robert Cizik


          /s/ Ruth M. Davis            Director                                     November 16, 1995
-----------------------------------
            Ruth M. Davis


       /s/ Terry R. Lautenbach         Director                                     November 16, 1995
-----------------------------------
         Terry R. Lautenbach


     /s/ Rudolphus F. M. Lubbers       Director                                     November 16, 1995
-----------------------------------
       Rudolphus F. M. Lubbers


          /s/ Judith Rodin             Director                                     November 16, 1995
-----------------------------------
            Judith Rodin


          /s/ Takeo Shiina             Director                                     November 16, 1995
-----------------------------------
            Takeo Shiina


       /s/ Lawrason D. Thomas          Director                                     November 16, 1995
-----------------------------------
         Lawrason D. Thomas